UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      April 15, 2003

                       PHOTRONICS, INC.
 (Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (203) 775-9000

(Former name or former address, if changed since last report)

Item 5.	Other Events

On April 9, 2003, the Company issued a press release announcing its intention to sell $125 million of Convertible Subordinated Notes due 2008, in a private offering pursuant to the Rule 144A under the General Regulations of Securities Act of 1933, as amended.  A copy of the press release is attached to this 8-K.

On April 16, 2003, the Company issued a press release announcing that it had sold $150 million of 2 ¼% of Convertible Subordinated Notes due 2008, in a private offering pursuant to the Rule 144A under the General Regulations of Securities Act of 1933, as amended.  A copy of the press release is attached to this 8-K.

Item 7.	Financial Statements and Exhibits
(c) Exhibits
99.1	Press Release dated April 9, 2003.

99.2	Press Release dated April 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: April 21, 2003	BY: /s/ Sean T. Smith
Sean T. Smith
Vice President and Chief Financial Officer

PHOTRONICS, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Press Release dated April 9, 2003.
99.2	Press Release dated April 16, 2003.